Exhibit 3.2

~~FIFTH~~SIXTH AMENDED AND RESTATED

BY-LAWS

OF

ORMAT TECHNOLOGIES, INC.

Adopted on May 5~~[_____] November 6, 2019~~21
~~Amendments are listed on page i~~

~~ORMAT TECHNOLOGIES, INC.~~

~~AMENDMENTS~~

~~SECTION~~	~~EFFECT OF AMENDMENT~~	~~DATE OF AMENDMENT~~
~~2.15~~	~~Requires additional information in advance notice provisions.~~	~~February 24, 2009~~

~~3.2~~	~~Directors shall be elected by a majority of the votes cast at annual meetings of stockholders, except for contested elections, in which case a plurality standard shall apply.~~	~~January 26, 2013~~

	~~All Directors shall be elected at each annual meeting of the stockholders, and there shall be no classification of Directors.~~	~~November 6, 2019~~

~~3.15.1~~	~~The Audit Committee of the Board shall approve any related party transactions above the SEC/NYSE threshold~~	~~January 26, 2013~~

~~3.17~~	~~Lead Independent Director~~	~~January 26, 2013~~

~~4.1~~	~~The Chairman of the Board shall not also be the Chief Executive Officer of the corporation.~~	~~January 26, 2013~~

i

CONTENTS

SECTION 1.	OFFICES	1
SECTION 2.	STOCKHOLDERS	1
2.1	ANNUAL MEETING	1
2.2	SPECIAL MEETINGS	1
2.3	PLACE OF MEETING	1
2.4	NOTICE OF MEETING	1
2.5	WAIVER OF NOTICE	2
	2.5.1 WAIVER IN WRITING	2
	2.5.2 WAIVER BY ATTENDANCE	2
2.6	FIXING OF RECORD DATE FOR DETERMINING STOCKHOLDERS	2
	2.6.1 MEETINGS	2
	2.6.2 CONSENT TO CORPORATE ACTION WITHOUT A MEETING	2
	2.6.3 DIVIDENDS, DISTRIBUTIONS AND OTHER RIGHTS	3
2.7	VOTING LIST	3
2.8	QUORUM	3
2.9	MANNER OF ACTING	3
2.10	PROXIES	3
	2.10.1 APPOINTMENT	3
	2.10.2 DELIVERY TO CORPORATION; DURATION	4
2.11	VOTING OF SHARES	4
2.12	VOTING FOR DIRECTORS	4
2.13	ACTION BY STOCKHOLDERS WITHOUT A MEETING	4
2.14	ORGANIZATION	4
2.15	NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS	5
	2.15.1 ANNUAL MEETINGS OF STOCKHOLDERS	5
	2.15.2 SPECIAL MEETINGS OF STOCKHOLDERS	6
	2.15.3 GENERAL	7
	2.15.4 SUBMISSION OF QUESTIONNAIRE, REPRESENTATION AND AGREEMENT	7
2.16	BUSINESS AND ORDER OF BUSINESS	8
SECTION 3.	BOARD OF DIRECTORS	8
3.1	GENERAL POWERS	8
3.2	NUMBER AND TENURE	8
3.3	ANNUAL AND REGULAR MEETINGS	8
3.4	SPECIAL MEETINGS AND NOTICE	8
3.5	MEETINGS BY TELEPHONE OR ELECTRONIC MEETING	9
3.6	WAIVER OF NOTICE	9
	3.6.1 IN WRITING	9
	3.6.2 BY ATTENDANCE	9
3.7	QUORUM	9
3.8	MANNER OF ACTING	9
3.9	PRESUMPTION OF ASSENT	9
3.10	ACTION BY BOARD OR COMMITTEES WITHOUT A MEETING	9
3.11	RESIGNATION	10
3.12	REMOVAL	10
3.13	VACANCIES	10
3.14	COMMITTEES	10
	3.14.1 CREATION AND AUTHORITY OF COMMITTEES	10
	3.14.2 MINUTES OF MEETINGS	11
	3.14.3 QUORUM AND MANNER OF ACTING	11

ii

	3.14.4 RESIGNATION	11
	3.14.5 REMOVAL	11
3.15	COMPENSATION	11
3.16	LEAD INDEPENDENT DIRECTOR	11
SECTION 4.	OFFICERS	12
4.1	NUMBER	12
4.2	ELECTION AND TERM OF OFFICE	12
4.3	RESIGNATION	12
4.4	REMOVAL	12
4.5	VACANCIES	13
4.6	CHAIRMAN OF THE BOARD	13
4.7	CHIEF EXECUTIVE OFFICER AND PRESIDENT	13
4.8	VICE PRESIDENT	13
4.9	SECRETARY	13
4.10	TREASURER	13
4.11	SALARIES	14
SECTION 5.	CONTRACTS, BUSINESS, LOANS, CHECKS AND DEPOSITS	14
5.1	CONTRACTS	14
5.2	BUSINESS	14
5.3	LOANS TO THE CORPORATION	14
5.4	CHECKS, DRAFTS, ETC.	14
5.5	DEPOSITS	14
SECTION 6.	CERTIFICATES FOR SHARES AND THEIR TRANSFER	14
6.1	ISSUANCE OF SHARES	14
6.2	CERTIFICATES FOR SHARES	14
6.3	STOCK RECORDS	15
6.4	RESTRICTION ON TRANSFER	15
6.5	TRANSFER OF SHARES	15
6.6	LOST OR DESTROYED CERTIFICATES	15
SECTION 7.	BOOKS AND RECORDS	15
SECTION 8.	ACCOUNTING YEAR	15
SECTION 9.	SEAL	16
SECTION 10.	INDEMNIFICATION	16
10.1	RIGHT TO INDEMNIFICATION	16
10.2	RIGHT OF INDEMNITEE TO BRING SUIT	16
10.3	NONEXCLUSIVITY OF RIGHTS	17
10.4	INSURANCE, CONTRACTS AND FUNDING	17
10.5	INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION	17
10.6	PERSONS SERVING OTHER ENTITIES	17
SECTION 11.	AMENDMENTS OR REPEAL	16

iii

~~CONTENTS~~

~~SECTION 1.~~	~~OFFICES~~	~~6~~
~~SECTION 2.~~	~~STOCKHOLDERS~~	~~6~~
~~2.1~~	~~ANNUAL MEETING~~	~~6~~
~~2.2~~	~~SPECIAL MEETINGS~~	~~6~~
~~2.3~~	~~PLACE OF MEETING~~	~~6~~
~~2.4~~	~~NOTICE OF MEETING~~	~~6~~
~~2.5~~	~~WAIVER OF NOTICE~~	~~7~~
	~~2.5.1 WAIVER IN WRITING~~	~~7~~
	~~2.5.2 WAIVER BY ATTENDANCE~~	~~7~~
~~2.6~~	~~FIXING OF RECORD DATE FOR DETERMINING STOCKHOLDERS~~	~~7~~
	~~2.6.1 MEETINGS~~	~~7~~
	~~2.6.2 CONSENT TO CORPORATE ACTION WITHOUT A MEETING~~	~~7~~
	~~2.6.3 DIVIDENDS, DISTRIBUTIONS AND OTHER RIGHTS~~	~~8~~
~~2.7~~	~~VOTING LIST~~	~~8~~
~~2.8~~	~~QUORUM~~	~~8~~
~~2.9~~	~~MANNER OF ACTING~~	~~8~~
~~2.10~~	~~PROXIES~~	~~9~~
	~~2.10.1 APPOINTMENT~~	~~9~~
	~~2.10.2 DELIVERY TO CORPORATION; DURATION~~	~~9~~
~~2.11~~	~~VOTING OF SHARES~~	~~9~~
~~2.12~~	~~VOTING FOR DIRECTORS~~	~~9~~
~~2.13~~	~~ACTION BY STOCKHOLDERS WITHOUT A MEETING~~	~~10~~
~~2.14~~	~~ORGANIZATION~~	~~10~~
~~2.15~~	~~NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS~~	~~10~~
	~~2.15.1 ANNUAL MEETINGS OF STOCKHOLDERS~~	~~10~~
	~~2.15.2 SPECIAL MEETINGS OF STOCKHOLDERS~~	~~12~~
	~~2.15.3 GENERAL~~	~~12~~
	~~2.15.4 SUBMISSION OF QUESTIONNAIRE, REPRESENTATION AND AGREEMENT~~	~~13~~
~~2.16~~	~~BUSINESS AND ORDER OF BUSINESS~~	~~13~~
~~SECTION 3.~~	~~BOARD OF DIRECTORS~~	~~13~~
~~3.1~~	~~GENERAL POWERS~~	~~13~~
~~3.2~~	~~NUMBER AND TENURE~~	~~14~~

~~3.3~~	~~ANNUAL AND REGULAR MEETINGS~~	~~14~~
~~3.4~~	~~SPECIAL MEETINGS~~	~~14~~
~~3.5~~	~~MEETINGS BY TELEPHONE~~	~~14~~
~~3.6~~	~~NOTICE OF SPECIAL MEETINGS~~	~~15~~
	~~3.6.1 PERSONAL DELIVERY~~	~~15~~
	~~3.6.2 DELIVERY BY MAIL~~	~~15~~
	~~3.6.3 DELIVERY BY PRIVATE CARRIER~~	~~15~~
	~~3.6.4 FACSIMILE NOTICE~~	~~15~~
	~~3.6.5 DELIVERY BY TELEGRAPH~~	~~15~~
	~~3.6.6 ORAL NOTICE~~	~~15~~
~~3.7~~	~~WAIVER OF NOTICE~~	~~15~~
	~~3.7.1 IN WRITING~~	~~15~~
	~~3.7.2 BY ATTENDANCE~~	~~15~~
~~3.8~~	~~QUORUM~~	~~16~~
~~3.9~~	~~MANNER OF ACTING~~	~~16~~
~~3.10~~	~~PRESUMPTION OF ASSENT~~	~~16~~
~~3.11~~	~~ACTION BY BOARD OR COMMITTEES WITHOUT A MEETING~~	~~16~~
~~3.12~~	~~RESIGNATION~~	~~16~~
~~3.13~~	~~REMOVAL~~	~~16~~
~~3.14~~	~~VACANCIES~~	~~17~~
~~3.15~~	~~COMMITTEES~~	~~17~~
	~~3.15.1 CREATION AND AUTHORITY OF COMMITTEES~~	~~17~~
	~~3.15.2 MINUTES OF MEETINGS~~	~~17~~
	~~3.15.3 QUORUM AND MANNER OF ACTING~~	~~17~~
	~~3.15.4 RESIGNATION~~	~~17~~
	~~3.15.5 REMOVAL~~	~~18~~
~~3.16~~	~~COMPENSATION~~	~~18~~
~~3.17~~	~~LEAD INDEPENDENT DIRECTOR~~	~~18~~
~~SECTION 4.~~	~~OFFICERS~~	~~19~~
~~4.1~~	~~NUMBER~~	~~19~~
~~4.2~~	~~ELECTION AND TERM OF OFFICE~~	~~19~~
~~4.3~~	~~RESIGNATION~~	~~19~~

~~4.4~~	~~REMOVAL~~	~~19~~
~~4.5~~	~~VACANCIES~~	~~19~~
~~4.6~~	~~CHAIRMAN OF THE BOARD~~	~~19~~
~~4.7~~	~~PRESIDENT~~	~~19~~
~~4.8~~	~~VICE PRESIDENT~~	~~20~~
~~4.9~~	~~SECRETARY~~	~~20~~
~~4.10~~	~~TREASURER~~	~~20~~
~~4.11~~	~~SALARIES~~	~~20~~
~~SECTION 5.~~	~~CONTRACTS, BUSINESS, LOANS, CHECKS AND DEPOSITS~~	~~20~~
~~5.1~~	~~CONTRACTS~~	~~20~~
~~5.2~~	~~BUSINESS~~	~~21~~
~~5.3~~	~~LOANS TO THE CORPORATION~~	~~21~~
~~5.4~~	~~CHECKS, DRAFTS, ETC.~~	~~21~~
~~5.5~~	~~DEPOSITS~~	~~21~~
~~SECTION 6.~~	~~CERTIFICATES FOR SHARES AND THEIR TRANSFER~~	~~21~~
~~6.1~~	~~ISSUANCE OF SHARES~~	~~21~~
~~6.2~~	~~CERTIFICATES FOR SHARES~~	~~21~~
~~6.3~~	~~STOCK RECORDS~~	~~22~~
~~6.4~~	~~RESTRICTION ON TRANSFER~~	~~22~~
~~6.5~~	~~TRANSFER OF SHARES~~	~~22~~
~~6.6~~	~~LOST OR DESTROYED CERTIFICATES~~	~~22~~
~~SECTION 7.~~	~~BOOKS AND RECORDS~~	~~22~~
~~SECTION 8.~~	~~ACCOUNTING YEAR~~	~~22~~
~~SECTION 9.~~	~~SEAL~~	~~23~~
~~SECTION 10.~~	~~INDEMNIFICATION~~	~~23~~
~~10.1~~	~~RIGHT TO INDEMNIFICATION~~	~~23~~
~~10.2~~	~~RIGHT OF INDEMNITEE TO BRING SUIT~~	~~23~~
~~10.3~~	~~NONEXCLUSIVITY OF RIGHTS~~	~~24~~
~~10.4~~	~~INSURANCE, CONTRACTS AND FUNDING~~	~~24~~
~~10.5~~	~~INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION~~	~~24~~
~~10.6~~	~~PERSONS SERVING OTHER ENTITIES~~	~~24~~
~~SECTION 11.~~	~~AMENDMENTS OR REPEAL~~	~~24~~

SIXTH~~FIFTH~~ AMENDED AND RESTATED

BY-LAWS

OF

ORMAT TECHNOLOGIES, INC.

SECTION 1.	OFFICES

The principal office of the corporation shall be located at its principal place of business or such other place as the Board of Directors (the "Board") may designate.  The corporation may have such other offices, either within or without the State of Delaware, as the Board may designate or as the business of the corporation may require from time to time.

SECTION 2.	STOCKHOLDERS

2.1	ANNUAL MEETING

The annual meeting of the stockholders shall be scheduled upon the preparation of the financial statements of the prior fiscal year at the principal office of the corporation or such other place designated by the Board for the purpose of electing Directors and transacting such other business as may properly come before the meeting.  If the day fixed for the annual meeting is a legal holiday at the place of the meeting, the meeting shall be held on the next succeeding business day.  If the annual meeting is not held on the date designated therefor, the Board shall cause the meeting to be held as soon thereafter as may be convenient.

2.2	SPECIAL MEETINGS

A special meeting of the stockholders for any purpose or purposes, unless otherwise provided by law, may be called by the Chairman of the Board, the ~~President~~Chief Executive Officer, the Board, or the holders of not less than a majority of all the outstanding shares of the corporation entitled to vote. ~~at the meeting may call special meetings of the stockholders for any purpose or, at any time that Ormat Industries Ltd. or any OIL Transferee owns at least 20% of the then outstanding shares of Common Stock, by Ormat Industries Ltd. or any OIL Transferee.  For purposes of this subsection 2.2 hereof, "OIL Transferee" shall mean a transferee of Ormat Industries Ltd. or any other OIL Transferee that receives at least 20% of the then outstanding shares of Common Stock that pursuant to an instrument of transfer or related agreement has been granted rights under subsection 2.2 hereof by Ormat Industries Ltd. or any OIL Transferee.~~

2.3	PLACE OF MEETING

All meetings shall be held at the principal office of the corporation or at such other place within or without the State of Delaware designated by the Board, by any persons entitled to call a meeting hereunder or in a waiver of notice signed by all of the stockholders entitled to notice of the meeting.  The Board of Directors may, in its sole discretion, determine that meetings of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as described in Section 3.5 hereof in accordance with Section 211(a)(2) of the Delaware General Corporation Law (“DGCL”).

2.4	NOTICE OF MEETING

          Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given, which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. Notice may be given by such delivery means (mail, telecopy, electronic or other) as the Secretary of the corporation deems appropriate and in compliance with law and shall be delivered to the stockholder’s address as it appears on the stock transfer records of the corporation. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his, her or its address as it appears on the stock transfer records of the corporation. Any waiver of such notice given by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent notice.

~~The Chairman of the Board, the PresidentChief Executive Officer, the Secretary, the Board, or stockholders calling an annual or special meeting of stockholders as provided for herein, shall cause to be delivered to each stockholder entitled to notice of or to vote at the meeting either personally or by mail, not less than ten nor more than sixty days before the meeting, written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  At any time, upon written request of the holders of not less than the number of outstanding shares of the corporation specified in subsection 2.2 hereof and entitled to vote at the meeting, it shall be the duty of the Secretary to give notice of a special meeting of stockholders to be held on such date and at such place and hour as the Secretary may fix, not less than ten nor more than sixty days after receipt of said request, and if the Secretary shall neglect or refuse to issue such notice, the person making the request may do so and may fix the date for such meeting.  If such notice is mailed, it shall be deemed delivered when deposited in the official government mail properly addressed to the stockholder at such stockholder's address as it appears on the stock transfer books of the corporation with postage prepaid.  If the notice is telegraphed, it shall be deemed delivered when the content of the telegram is delivered to the telegraph company.  Notice given in any other manner shall be deemed delivered when dispatched to the stockholder's address, telephone number or other number appearing on the stock transfer records of the corporation.~~

2.5	WAIVER OF NOTICE

2.5.1	WAIVER IN WRITING

Whenever any notice is required to be given to any stockholder under the provisions of these By-laws, the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") or the  ~~General Corporation Law of the State of Delaware, as now or hereafter amended (the "~~DGCL~~")~~, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

2.5.2	WAIVER BY ATTENDANCE

The attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

2.6	FIXING OF RECORD DATE FOR DETERMINING STOCKHOLDERS

2.6.1	MEETINGS

For the purpose of determining stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (or the maximum number permitted by applicable law) nor less than ten days before the date of such meeting.  If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of and to vote at the meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

2.6.2	CONSENT TO CORPORATE ACTION WITHOUT A MEETING

For the purpose of determining stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (or the maximum number permitted by applicable law) days after the date upon which the resolution fixing the record date is adopted by the Board.  If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by Chapter 1 of the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board and prior action by the Board is required by Chapter 1 of the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

2.6.3	DIVIDENDS, DISTRIBUTIONS AND OTHER RIGHTS

For the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (or the maximum number permitted by applicable law) days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

2.7	VOTING LIST

At least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order, with the address of and number of shares held by each stockholder.  This list shall be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  This list shall also be produced and kept at such meeting for inspection by any stockholder who is present.

2.8	QUORUM

A majority of the outstanding shares of the corporation entitled to vote, present in person or represented by proxy at the meeting, shall constitute a quorum at a meeting of the stockholders; provided, that where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to that vote on that matter.  If less than a majority of the outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.  If a quorum is present or represented at a reconvened meeting following such an adjournment, any business may be transacted that might have been transacted at the meeting as originally called.  The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.9	MANNER OF ACTING

In all matters other than the election of Directors, if a quorum is present, the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number is required by these By-laws, the Certificate of Incorporation or the DGCL.  Where a separate vote by a class or classes is required, if a quorum of such class or classes is present, the affirmative vote of the majority of outstanding shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class or classes.  Directors shall be elected by a majority of all votes cast for each of the Director nominees at such meeting,~~.~~ except for contested elections (i.e., elections in which there are a greater number of candidates than there are seats to be filled), in which case the Directors shall be elected by a plurality vote of all votes cast for the election of Directors at such meeting.

2.10	PROXIES

2.10.1	APPOINTMENT

Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy.  Such authorization may be accomplished by (a) the stockholder or such stockholder's authorized officer, director, employee or agent executing a writing or causing his or her signature to be affixed to such writing by any reasonable means, including facsimile signature or (b) by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the intended holder of the proxy or to a proxy solicitation firm, proxy support service or similar agent duly authorized by the intended proxy holder to receive such transmission; provided, that any such telegram, cablegram or other electronic transmission must either set forth or be accompanied by information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder.  Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission by which a stockholder has authorized another person to act as proxy for such stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

2.10.2	DELIVERY TO CORPORATION; DURATION

A proxy shall be filed with the Secretary before or at the time of the meeting or the delivery to the corporation of the consent to corporate action in writing.  A proxy shall become invalid three years after the date of its execution unless otherwise provided in the proxy.  A proxy with respect to a specified meeting shall entitle the holder thereof to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment thereof.

2.11	VOTING OF SHARES

Each outstanding share entitled to vote with respect to the subject matter of an issue submitted to a meeting of stockholders shall be entitled to one vote upon each such issue.

2.12	VOTING FOR DIRECTORS

Each stockholder entitled to vote at an election of Directors may vote, in person or by proxy, the number of shares owned by such stockholder for as many persons as there are Directors to be elected and for whose election such stockholder has a right to vote.

2.13	ACTION BY STOCKHOLDERS WITHOUT A MEETING

Any action which could be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall (a) be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (b) be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the records of proceedings of meetings of stockholders.  Delivery made to the corporation's registered office shall be by hand or by certified mail or registered mail, return receipt requested.  Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless written consents signed by all stockholders entitled to vote with respect to the subject matter thereof are delivered to the corporation, in the manner required by this Section, within sixty (or the maximum number permitted by applicable law) days of the earliest dated consent delivered to the corporation in the manner required by this Section.  The validity of any consent executed by a proxy for a stockholder pursuant to a telegram, cablegram or other means of electronic transmission transmitted to such proxy holder by or upon the authorization of the stockholder shall be determined by or at the direction of the Secretary.  A written record of the information upon which the person making such determination relied shall be made and kept in the records of the proceedings of the stockholders.  Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of the stockholders.

2.14	ORGANIZATION

At every meeting of the stockholders the Chairman of the Board, or in the absence of the Chairman of the Board, the Chief Executive Officer, or in the absence of the Chief Executive Officer, a Director or an officer of the corporation designated by the Board, shall act as Chairman of the meeting.  The Secretary, or, in the Secretary's absence, an Assistant Secretary, shall act as Secretary at all meetings of the stockholders.  In the absence from any such meeting of the Secretary and the Assistant Secretaries, the Chairman may appoint any person to act as Secretary of the meeting.

2.15	NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS

2.15.1	ANNUAL MEETINGS OF STOCKHOLDERS

Nominations of persons for election to the Board of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the corporation's notice of meeting,  (b) by or at the direction of the Board or (c) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in this Section and at the time of the annual meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section.  Clause (c) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and included in the corporation's notice of meeting) before an annual meeting of stockholders.

For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the prior paragraph hereof, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and such other business must otherwise be a proper matter for stockholder action.  To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation.  In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder's notice as described above.  Such stockholder's notice shall set forth (1) as to each person, if any, whom the stockholder proposes to nominate for election or reelection as a Director (i) all information relating to such person that would be required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected), (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the "registrant" for purposes of such rule and the nominee were a director or executive officer of such registrant, and (iii) a completed and signed questionnaire, representation and agreement required by subsection 2.15.4 hereof; (2) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (3) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner, if any, (ii) the class or series and number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (iii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a "Derivative Instrument") directly or indirectly owned beneficially by such stockholder and any other direct or indirect  opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (iv) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the corporation, (v) any short interest in any security of the corporation (for purposes of these By-laws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (vi) any rights to dividends on the shares of the corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the corporation, (vii) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (viii) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder's immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (ix) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (x) if the notice relates to any business other than a nomination of a Director or Directors that the stockholder proposes to bring before the meeting, (A) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business and (B) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder.

Notwithstanding anything in the second sentence of the prior paragraph hereof to the contrary, in the event that the number of Directors to be elected to the Board of the corporation is increased and there is no public announcement by the corporation naming all of the nominees for Director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.  Notwithstanding the foregoing, at any time  ~~Ormat Industries Ltd.~~Ormat Technologies, Inc. (“OTI”) ~~or any OIL Transferee~~ owns a majority of the then outstanding Common Stock, notice by ~~Ormat Industries Ltd. or any OIL Transferee~~OTI shall be timely and complete if delivered in writing or orally at least five days prior to the date the corporation mails its proxy statement in connection with such meeting of stockholders.

2.15.2	SPECIAL MEETINGS OF STOCKHOLDERS

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting.  Nominations of persons for election to the Board may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the corporation's notice of meeting (a) by or at the direction of the Board or (b) provided that the Board has determined that Directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this Section and at the time of the special meeting, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section.  In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more Directors to the Board, any such stockholder who shall be entitled to vote at the meeting may nominate a person or persons (as the case may be) for election to such position (s) as specified in the corporation's notice of meeting, if the stockholder's notice required by subsection 2.15.2 hereof shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.  In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder's notice as described above.

2.15.3	GENERAL

Only such persons who are nominated in accordance with the procedures set forth in this Section shall be eligible to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Any person nominated for election as Director by the Board or any committee designated by the Board shall, upon the request of the Board or such committee, furnish to the Secretary of the corporation all such information pertaining to such person that is required to be set forth in a stockholder's notice of nomination. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section and, if any proposed nomination or business is not in compliance with this Section, to declare that such defective proposal or nomination shall be disregarded.

For purposes of this Section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section; provided, however, that any references in these By-laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to subsection 2.15.1 or subsection 2.15.2 hereof.  Nothing in this Section shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect Directors under specified circumstances to the extent provided for under law, the Certificate of Incorporation or these By-laws.

2.15.4	SUBMISSION OF QUESTIONNAIRE, REPRESENTATION AND AGREEMENT

To be eligible to be a nominee for election or reelection as a Director of the corporation, upon request by the Secretary, a person must deliver (in accordance with the time periods prescribed for delivery of notice under subsection 2.15.1 hereof) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (1) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the corporation, will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to the corporation or (ii) any Voting Commitment that could limit or interfere with such person's ability to comply, if elected as a Director of the corporation, with such person's fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein, and (3) in such person's individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director of the corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation.  The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent Director of the corporation or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such nominee.

2.16	BUSINESS AND ORDER OF BUSINESS

At each meeting of the stockholders such business may be transacted as may properly be brought before such meeting, except as otherwise provided by law or in these By-laws.  The order of business at all meetings of the stockholders shall be as determined by the Chairman of the meeting, unless otherwise determined by a majority in interest of the stockholders present in person or by proxy at such meeting and entitled to vote thereat.

SECTION 3.	BOARD OF DIRECTORS

3.1	GENERAL POWERS

The business and affairs of the corporation shall be managed by the Board.

3.2	NUMBER AND TENURE

The Board shall be composed of not less than five nor more than fifteen Directors, the specific number to be set by resolution of the Board.  The number of Directors may be changed from time to time by amendment to these By-laws, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.  Directors need not be stockholders of the corporation or residents of the State of Delaware.

Beginning with the annual meeting of stockholders to be held in 2020, the Directors, including those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock as provided in the Certificate of Incorporation or in any Preferred Stock Designation (as defined in the Certificate of Incorporation), shall be elected to hold office for a term expiring at the next annual meeting of the stockholders and until such Director’s successor is elected and qualified or until such Director’s earlier death, resignation, retirement, disqualification or removal from office. At each annual meeting of the stockholders of the c~~C~~orporation, Directors shall be elected by a majority of all votes cast for each of the Director nominees at such meeting, except for contested elections (i.e., elections in which there are a greater number of candidates than there are seats to be filled), in which case the Directors shall be elected by a plurality vote of all votes cast for the election of Directors at such meeting.

3.3	ANNUAL AND REGULAR MEETINGS

An annual Board meeting shall be held without notice immediately after and at the same place as the annual meeting of stockholders.  By resolution, the Board or any committee designated by the Board may specify the time and place either within or without the State of Delaware for holding regular meetings thereof without other notice than such resolution.

3.4	SPECIAL MEETINGS AND NOTICE

Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or a majority of the total number of Directors constituting the Board.

Notice of the time and place of special meetings shall be:

(i)	delivered personally by hand, by courier or by telephone;

(ii)	sent by United States first-class mail, postage prepaid;

(iii)	sent by facsimile or electronic mail; or

(iv)	sent by other means of electronic transmission,

directed to each Director at that Director’s address, telephone number, facsimile number or electronic mail address, or other address for electronic transmission, as the case may be, as shown on the corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or electronic mail, or (iii) sent by other means of electronic transmission, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by U.S. mail, it shall be deposited in the U.S. mail at least four (4) days before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the corporation’s principal executive office) nor the purpose of the meeting.

~~Special meetings of the Board or any committee appointed by the Board may be called by or at the request of the Chairman of the Board, the PresidentChief Executive Officer, the Secretary or, in the case of special Board meetings, any one Director and, in the case of any special meeting of any committee appointed by the Board, by the Chairman thereof.  The person or persons authorized to call special meetings may fix any place either within or without the State of Delaware as the place for holding any special meeting called by them.~~

3.5	MEETINGS BY TELEPHONE OR ELECTRONIC MEETING

Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by means of conference telephone, electronic meeting spaces, or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

~~3.6     NOTICE OF SPECIAL MEETINGS~~

~~Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be given to a Director in writing or orally by telephone or in person.  Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice of such meeting.~~

~~3.6.1    PERSONAL DELIVERY~~

~~If notice is given by personal delivery, the notice shall be effective if delivered to a Director at least two days before the meeting.~~

~~3.6.2    DELIVERY BY MAIL~~

~~If notice is delivered by mail, the notice shall be deemed effective if deposited in the official government mail properly addressed to a Director at his or her address shown on the records of the corporation with postage prepaid at least five days before the meeting.~~

~~3.6.3    DELIVERY BY PRIVATE CARRIER~~

~~If notice is given by private carrier, the notice shall be deemed effective when dispatched to a Director at his or her address shown on the records of the corporation at least three days before the meeting.~~

~~3.6.4    FACSIMILE NOTICE~~

~~If notice is delivered by wire or wireless equipment which transmits a facsimile of the notice, the notice shall be deemed effective when dispatched at least two days before the meeting to a Director at his or her telephone number or other number appearing on the records of the corporation.~~

~~3.6.5    DELIVERY BY TELEGRAPH~~

~~If notice is delivered by telegraph, the notice shall be deemed effective if the content thereof is delivered to the telegraph company at least two days before the meeting for delivery to a Director at his or her address shown on the records of the corporation.~~

~~3.6.6    ORAL NOTICE~~

~~If notice is delivered orally, by telephone or in person, the notice shall be deemed effective if personally given to the Director at least two days before the meeting.~~

3.7	WAIVER OF NOTICE

3.7.1	IN WRITING

Whenever any notice is required to be given to any Director under the provisions of these By-laws, the Certificate of Incorporation or the DGCL, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board or any committee appointed by the Board need be specified in the waiver of notice of such meeting.

3.7.2	BY ATTENDANCE

The attendance of a Director at a Board or committee meeting shall constitute a waiver of notice of such meeting, except when a Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

3.8	QUORUM

A majority of the total number of Directors fixed by or in the manner provided in these By-laws or, if vacancies exist on the Board, a majority of the total number of Directors then serving on the Board (such number may be not less than one-third of the total number of Directors fixed by or in the manner provided in these By-laws) shall constitute a quorum for the transaction of business at any Board meeting.  If less than a majority are present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

3.9	MANNER OF ACTING

The act of the majority of the Directors present at a Board or committee meeting at which there is a quorum shall be the act of the Board or committee, unless the vote of a greater number is required by these By-laws, the Certificate of Incorporation or the DGCL.

3.10	PRESUMPTION OF ASSENT

A Director of the corporation present at a Board or committee meeting at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting, or unless such Director files a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or forwards such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting.  A Director who voted in favor of such action may not dissent.

3.11	ACTION BY BOARD OR COMMITTEES WITHOUT A MEETING

Any action which could be taken at a meeting of the Board or of any committee appointed by the Board may be taken without a meeting if a written consent setting forth the action so taken is signed by each of the Directors or by each committee member.  Any such written consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting.

3.12	RESIGNATION

Any Director may resign at any time by delivering written notice to the Chairman of the Board, the ~~President~~Chief Executive Officer, the Secretary or the Board, or to the registered office of the corporation.  Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.13	REMOVAL

At a meeting of stockholders called expressly for that purpose, one or more members of the Board (including the entire Board) may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of Directors.  If the Certificate of Incorporation provides for cumulative voting in the election of Directors, then if less than the entire Board is to be removed, no Director may be removed without cause if the votes cast against his or her removal would be sufficient to elect such Director if then cumulatively voted at an election of the entire Board.

3.14	VACANCIES

Any vacancy occurring on the Board may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board.  A Director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.  Any directorship to be filled by reason of an increase in the number of Directors may be filled by the Board.

3.15	COMMITTEES

3.15.1	CREATION AND AUTHORITY OF COMMITTEES

The Board may, by resolution passed by a majority of the number of Directors fixed by or in the manner provided in these By-laws, appoint standing or temporary committees, each committee to consist of one or more Directors of the corporation.  The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board establishing such committee or as otherwise provided in these By-laws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which require it; but no such committee shall have the power or authority in reference to (a) amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the DGCL, fix the designations, preferences or rights of such shares to the extent permitted under Section 141 of the DGCL), (b) adopting an agreement of merger or consolidation under Section 251 or 252 of the DGCL,  (c) recommending to the stockholders the sale, lease or exchange or other disposition of all or substantially all of the property and assets of the corporation,  (d) recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or (e) amending these By-laws; and, unless expressly provided by resolution of the Board, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL.  The Audit Committee of the Board shall approve any related party transactions above the SEC/NYSE threshold.

10

3.15.2	MINUTES OF MEETINGS

All committees so appointed shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

3.15.3	QUORUM AND MANNER OF ACTING

A majority of the number of Directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee but, if less than a majority are present at a meeting, a majority of such Directors present may adjourn the meeting from time to time without further notice.  The act of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of such committee.

3.15.4	RESIGNATION

Any member of any committee may resign at any time by delivering written notice thereof to the Chairman of the Board, the ~~President~~Chief Executive Officer, the Secretary, the Board or the Chairman of such committee.  Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.15.5	REMOVAL

The Board may remove from office any member of any committee elected or appointed by it, but only by the affirmative vote of not less than a majority of the number of Directors fixed by or in the manner provided in these By-laws.

3.16	COMPENSATION

By Board resolution, Directors and committee members may be paid their expenses, if any, of attendance at each Board or committee meeting, or a fixed sum for attendance at each Board or committee meeting, or a stated salary as Director or a committee member, or a combination of the foregoing.  No such payment shall preclude any Director or committee member from serving the corporation in any other capacity and receiving compensation therefor.

3.17	LEAD INDEPENDENT DIRECTOR

When the Chairman of the Board is also the CEO of the corporation, the Board shall appoint a Lead Independent Director pursuant to the procedure detailed below.

The Lead Independent Director of the Board shall be elected annually via secret ballot by a majority vote of the independent Directors who cast ballots.

The Lead Independent Director shall be responsible for coordinating the activities of the independent Directors.  In addition to the duties of all Board members (which shall not be limited or diminished by the Lead Independent Director’s role), the specific responsibilities of the Lead Independent Director are to work together with the Chairman of the Board to:

(a)           determine an appropriate schedule of Board meetings, seeking to ensure that the independent Directors can perform their duties responsibly while not interfering with the flow of the corporation's operations;

(b)           prepare agendas for the Board and committee meetings;

(c)           assess the quality, quantity and timeliness of the flow of information from the corporation’s management that is necessary for the independent Directors to effectively and responsibly perform their duties, and although the corporation’s management is responsible for the preparation of materials for the Board, the Lead Independent Director may specifically request the inclusion of certain material;

(d)           ensure that the Compensation Committee oversees compliance with and implementation of the corporation’s policies and procedures for evaluating and undertaking senior executive officer and incentive-based compensation, including stock options;

(e)           coordinate, develop the agenda for, and moderate executive sessions of the Board’s independent Directors, and act as principal liaison between the independent Directors and the Chairman of the Board and/or CEO on sensitive issues;

(f)           evaluate, along with the members of the Compensation Committee, the CEO’s performance and meet with the CEO to discuss the Compensation Committee’s evaluation; and

(g)           recommend the membership of the various Board committees, as well as selection of the committee chairs.

SECTION 4.	OFFICERS

4.1	NUMBER

The officers of the corporation shall be a President, a Secretary and a Treasurer, each of whom shall be elected by the Board.  One or more Vice Presidents and such other officers and assistant officers, including a Chairman of the Board, may be elected or appointed by the Board, such officers, including a Chief Executive Officer, and assistant officers to hold office for such period, have such authority and perform such duties as are provided in these By-laws or as may be provided by resolution of the Board.  Any officer may be assigned by the Board any additional title that the Board deems appropriate.  The Board may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authority and duties.  Any two or more offices may be held by the same person; provided, however, that the Chairman of the Board may not also hold the office of Chief Executive Officer, unless the Board also appoints a Lead Independent Director as detailed in subsection 3.17.

4.2	ELECTION AND TERM OF OFFICE

The officers of the corporation shall be elected annually by the Board at the Board meeting held after the annual meeting of the stockholders.  If the election of officers is not held at such meeting, such election shall be held as soon thereafter as a Board meeting conveniently may be held.  Unless an officer dies, resigns or is removed from office, he or she shall hold office until the next annual meeting of the Board or until his or her successor is elected.

4.3	RESIGNATION

Any officer may resign at any time by delivering written notice to the Chairman of the Board, the Chief Executive Officer, ~~President, a Vice President, the Secretary~~ or the Board.  Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.4	REMOVAL

Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.5	VACANCIES

A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office or any other cause may be filled by the Board for the unexpired portion of the term, or for a new term established by the Board.

4.6	CHAIRMAN OF THE BOARD

If elected, the Chairman of the Board shall perform such duties as shall be assigned to him or her by the Board from time to time and shall preside over meetings of the Board and stockholders unless another officer is appointed or designated by the Board as Chairman of such meeting.

4.7	CHIEF EXECUTIVE OFFICER AND PRESIDENT

Subject to these By-laws and the direction of the Board, the President shall have the responsibility and the power necessary for the general management, oversight, supervision and control of the business and affairs of the corporation, and to ensure that all orders and resolutions of the Board are carried into effect. If the Board has elected a Chief Executive Officer of the corporation, (1) the Chief Executive Officer shall have all of the powers granted by these By-laws to the President and (2) the President shall, subject to the powers of supervision and control conferred upon the Chief Executive Officer, have such duties and powers as assigned to him or her by the Board or the Chief Executive Officer.~~The President shall be the chief executive officer of the corporation unless some other officer is so designated by the Board, shall preside over meetings of the Board and stockholders in the absence of a Chairman of the Board and, subject to the Board's control, shall supervise and control all of the assets, business and affairs of the corporation.~~  The President may sign certificates for shares of the corporation, deeds, mortgages, bonds, contracts or other instruments, except when the signing and execution thereof have been expressly delegated by the Board or by these By-laws to some other officer or agent of the corporation or are required by law to be otherwise signed or executed by some other officer or in some other manner.  In general, the President shall perform all duties incident to the office of President and such other duties as are prescribed by the Chief Executive Officer and the Board from time to time.

4.8	VICE PRESIDENT

In the event of the death of the President or his or her inability to act, the Vice President (or if there is more than one Vice President, the Vice President who was designated by the Board as the successor to the President, or if no Vice President is so designated, the Vice President first elected to such office) shall perform the duties of the President, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the President.  Any Vice President may sign with the Secretary or any Assistant Secretary certificates for shares of the corporation.  Vice Presidents shall have, to the extent authorized by the President or the Board, the same powers as the President to sign deeds, mortgages, bonds, contracts or other instruments.  Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President, or by the Board.

4.9	SECRETARY

The Secretary shall be responsible for preparation of minutes of meetings of the Board and stockholders, maintenance of the corporation's records and stock registers, and authentication of the corporation's records and shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board.  In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

4.10	TREASURER

The Chief Financial Officer shall be the Treasurer of the corporation unless the Board shall have designated another officer as the Treasurer of the corporation.  If required by the Board, the Treasurer shall give a bond for the faithful discharge of his or her duties in such amount and with such surety or sureties as the Board shall determine.  The Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in banks, trust companies or other depositories selected in accordance with the provisions of these By-laws; sign certificates for shares of the corporation; and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Board.  In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.

4.11	SALARIES

The salaries of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority.  No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the corporation.

SECTION 5.	CONTRACTS, BUSINESS, LOANS, CHECKS AND DEPOSITS

5.1	CONTRACTS

The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation.  Such authority may be general or confined to specific instances.

5.2	BUSINESS

The corporation shall not sell, transfer or terminate its business relating to the manufacturing and sale of energy-related equipment and services acquired from Ormat Industries Ltd. (the "OSL Business") nor transfer out of the State of Israel any of the operations, plant or personnel related to the OSL Business which are located or conducted in the State of Israel, other than temporary assignments of personnel in the ordinary course of business, without the affirmative vote of the holders of at least 75% of the voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally, voting together as a single class.

5.3	LOANS TO THE CORPORATION

No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board.  Such authority may be general or confined to specific instances.

5.4	CHECKS, DRAFTS, ETC.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as is from time to time determined by resolution of the Board.

5.5	DEPOSITS

All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may select.

SECTION 6.	CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1	ISSUANCE OF SHARES

No shares of the corporation shall be issued unless authorized by the Board, which authorization shall include the maximum number of shares to be issued and the consideration to be received for each share.

6.2	CERTIFICATES FOR SHARES

Certificates representing shares of the corporation shall be signed by the Chairman of the Board or a Vice Chairman of the Board, if any, or the Chief Executive Officer, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, any of whose signatures may be a facsimile.  The Board may in its discretion appoint responsible banks or trust companies from time to time to act as transfer agents and registrars of the stock of the corporation; and, when such appointments shall have been made, no stock certificate shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person was such officer, transfer agent or registrar at the date of issue.  All certificates shall include on their face written notice of any restrictions which may be imposed on the transferability of such shares and shall be consecutively numbered or otherwise identified.

6.3	STOCK RECORDS

The stock transfer books shall be kept at the registered office or principal place of business of the corporation or at the office of the corporation's transfer agent or registrar.  The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by each such certificate and the date of issue thereof, shall be entered on the stock transfer books of the corporation.  The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

6.4	RESTRICTION ON TRANSFER

Except to the extent that the corporation has obtained an opinion of counsel acceptable to the corporation that transfer restrictions are not required under applicable securities laws, or has otherwise satisfied itself that such transfer restrictions are not required, all certificates representing shares of the corporation shall bear a legend on the face of the certificate, or on the reverse of the certificate if a reference to the legend is contained on the face, which reads substantially as follows:

"The securities evidenced by this certificate have not been registered under the Securities Act of 1933 or any applicable state law, and no interest therein may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (a) there is an effective registration statement under such Act and applicable state securities laws covering any such transaction involving said securities or (b) this corporation receives an opinion of legal counsel for the holder of these securities (concurred in by legal counsel for this corporation) stating that such transaction is exempt from registration or this corporation otherwise satisfies itself that such transaction is exempt from registration.  Neither the offering of the securities nor any offering materials have been reviewed by any administrator under the Securities Act of 1933 or any applicable state law."

6.5	TRANSFER OF SHARES

The transfer of shares of the corporation shall be made only on the stock transfer books of the corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the corporation.  All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and cancelled.

6.6	LOST OR DESTROYED CERTIFICATES

In the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board may prescribe.

SECTION 7.	BOOKS AND RECORDS

The corporation shall keep correct and complete books and records of account, stock transfer books, minutes of the proceedings of its stockholders and Board and such other records as may be necessary or advisable.

SECTION 8.	ACCOUNTING YEAR

The accounting year of the corporation shall be the calendar year; provided that if a different accounting year is at any time selected for purposes of federal income taxes, the accounting year shall be the year so selected.

SECTION 9.	SEAL

The seal of the corporation, if any, shall consist of the name of the corporation, the state of its incorporation and the year of its incorporation.

SECTION 10.	INDEMNIFICATION

10.1	RIGHT TO INDEMNIFICATION

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director, officer or employee or agent of the corporation or that, being or having been such a Director, officer, employee or agent of the corporation, he or she is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as such a Director, officer, employee or agent or in any other capacity while serving as such a Director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the full extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that except as provided in subsection 10.2 hereof with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board.  The right to indemnification conferred in subsection 10.1 hereof shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this subsection 10.1 or otherwise.

10.2	RIGHT OF INDEMNITEE TO BRING SUIT

If a claim under subsection 10.1 hereof is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.  The indemnitee shall be presumed to be entitled to indemnification under this Section upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking, if any is required, has been tendered to the corporation), and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is not so entitled.  Neither the failure of the corporation (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances nor an actual determination by the corporation (including its Board, independent legal counsel or its stockholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

10.3	NONEXCLUSIVITY OF RIGHTS

The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, agreement, vote of stockholders or disinterested Directors, provisions of the Certificate of Incorporation or By-laws of the corporation or of Ormat ~~Industries Ltd~~Technologies, Inc.~~.~~, or of any of the affiliates or subsidiaries of this corporation or otherwise.  Notwithstanding any amendment to or repeal of this Section, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

10.4	INSURANCE, CONTRACTS AND FUNDING

The corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.  The corporation, without further stockholder approval, may enter into contracts with any Director, officer, employee or agent in furtherance of the provisions of this Section and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section.

10.5	INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION

The corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to employees or agents or groups of employees or agents of the corporation with the same scope and effect as the provisions of this Section with respect to the indemnification and advancement of expenses of Directors and officers of the corporation; provided, however, that an undertaking shall be made by an employee or agent only if required by the Board.

10.6	PERSONS SERVING OTHER ENTITIES

Any person who is or was a Director, officer or employee of the corporation who is or was serving (a) as a Director or officer of another corporation of which a majority of the shares entitled to vote in the election of its Directors is held by the corporation or (b) in an executive or management capacity in a partnership, joint venture, trust or other enterprise of which the corporation or a wholly owned subsidiary of the corporation is a general partner or has a majority ownership shall be deemed to be so serving at the request of the corporation and entitled to indemnification and advancement of expenses under subsection 10.1 hereof.

SECTION 11.	AMENDMENTS OR REPEAL

These By-laws may be amended or repealed and new By-laws may be adopted by the Board.  The stockholders may also amend and repeal these By-laws or adopt new By-laws.  All By-laws made by the Board may be amended or repealed by the stockholders.  Notwithstanding the foregoing and any other provisions of these By-laws or the Certificate of Incorporation of the corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, these By-laws or the Certificate of Incorporation of the corporation), the affirmative vote of the holders of at least 75% of the voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, Section 3.2 and Section 5.2 hereof.  Notwithstanding any amendment to Section 10 hereof or repeal of these By-laws, or of any amendment or repeal of any of the procedures that may be established by the Board pursuant to Section 10 hereof, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof and thereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

The foregoing By-laws, as amended and restated, were adopted by the Board of Directors on May 5~~[_________November 6~~], ~~2019~~2021.

/s/ ~~Hezi Kattan~~Jessica Woelfel

~~Hezi Kattan~~Jessica Woelfel Interim General Counsel ~~and Chief Compliance Officer~~